EXHIBIT 5 - FORM OF LEGAL OPINION

[LETTERHEAD OF SHEFSKY & FROELICH LTD.]

                    , 2009

Vitacost.com, Inc.

5400 Broken Sound Blvd. NW, Suite 500

Boca Raton, Florida 33487-3521

Re:	Initial Public Offering of Shares of Common Stock of Vitacost.com, Inc.

Ladies and Gentlemen:

We have acted as counsel to Vitacost.com, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.00001 per share, as more fully described in the Company’s Registration Statement on Form S-1 (File No. 333-143926) initially filed with the U.S. Securities and Exchange Commission on June 20, 2007 (as amended and as may subsequently be amended, the “Registration Statement”). The Registration Statement relates to the registration of                      shares of common stock of the Company,                      shares of which are being offered by the Company (the “Company Shares”),                      shares of which are being offered by certain stockholders of the Company (the “Selling Stockholder Primary Shares”), and                      shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by certain stockholders of the Company (the “Selling Stockholder Over-Allotment Option Shares” and together with the Selling Stockholder Primary Shares, the “Selling Stockholder Shares”). The Company Shares and the Selling Stockholder Shares are referred to herein collectively as the “Shares.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus other than as expressly stated herein with respect to the issuance of the Shares.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to this opinion, we have, with your consent, relied on certificates and assurances of officers of the Company and on certificates and other communications of public officials without having independently verified such factual matters. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purpose to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as currently in effect.

On the basis of, and in reliance upon, the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	When the Company Shares shall have been duly registered on the books of the transfer agent and registrar thereof in the name or on behalf of the purchaser, and have been issued by the Company against payment therefor in accordance with the underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company and the Company Shares will be validly issued, fully paid and nonassessable.

2.	The Selling Stockholder Shares have been duly and validly authorized for issuance and have been duly and legally issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,